Exhibit 10.2

Atlassian Corporation Plc

Atlassian UK

Employee Share Option Plan

(December 10, 2013)

1

Contents

1.	Definitions	1
2.	Interpretation	4
3.	No Effect on Contract of Employment	5
4.	Option Entitlement	6
5.	Acceptance of Offer	7
6.	No Disposal	7
7.	Duration and lapsing of Options	8
8.	Vesting of Options	8
9.	Exercise of Options	9
10.	Issue of Restricted Shares and new Option Certificate	9
11.	Purchase of Options at Company’s Request	10
12.	Procedure on occurrence of Exit Event	10
13.	Capital changes	11
14.	Reconstruction of share capital	11
15.	Ceasing Employment	12
16.	No Participation in New Issues	13
17.	Pari Passu Ranking	13
18.	Interest in Shares	13
19.	Duties and Taxes	13
20.	No Assignment of Options	13
21.	Management of Option Plan	14
22.	Calculations	15
23.	Replacement of Certificates	15
24.	Amendment of Terms and Conditions	15
25.	Inconsistency	15
26.	Notices	15
27.	Overseas Eligible Persons	15
28.	Governing Laws	16
Schedule 1 - Application for Options		17
Schedule 2 - Option Certificate		18
Schedule 3 - Option Exercise Notice		19

1

Terms and Conditions of Atlassian UK Employee Share Option Plan

The terms and conditions of the Atlassian UK Employee Share Option Plan are as follows:

1.                                      Definitions

1.1                               In these Rules, unless the context or subject matter otherwise requires:

(1)                                 Applicable Law means any one or more or all, as the context requires of:

(a)                                 the Companies Act 2006;

(b)                                 the rules of any stock market or exchange on which Shares are listed and/or quoted;

(c)                                  the Articles of Association of the Company; and

(d)                                 any practice note, policy statement, class order, declaration, guideline, policy or procedure pursuant to the provisions of which the UK Financial Conduct Authority or the Australian Securities & Investments Commission (or any equivalent body in any applicable jurisdiction) is authorised or entitled to regulate, implement or enforce, either directly or indirectly, the provisions of any of the foregoing statutes, regulations, rules, deeds or agreements or any conduct or proposed conduct or any person pursuant to any of the statutes, regulations, rules, deeds or agreements referred to above;

(2)                                 Application Form means a notice substantially in the form of Schedule 1;

(3)                                 Approved Depository has the meaning given in the Constitution;

(4)                                 Board means the board of directors of the Company;

(5)                                 Business Day means a day on which banks are open for business in Sydney, Australia excluding a Saturday, Sunday or public holiday;

(6)                                 Cessation Event in relation to an Optionholder means:

(a)                                 the death of the Optionholder;

(b)                                 redundancy or retirement of the Optionholder;

(c)                                  resignation of employment or consultancy by an Optionholder or resignation or removal from office in the case of an Optionholder who is a director of the Company;

(d)                                 subject to rule 15, termination of the Optionholder’s employment or consultancy with a Group Company (except for the purposes of the Optionholder taking employment or consultancy with another Group Company); or

(e)                                  such other circumstances as the Board may at any time determine.

(7)                                 Class A Ordinary Shares means class A ordinary shares in the capital of the Company;

(8)                                 Class B Ordinary Shares means class B ordinary shares in the capital of the Company;

(9)                                 Committee means the Board or any committee to whom the Board has delegated the responsibility for administering the Option Plan and the Rules;

(10)                          Company means Atlassian Corporation Plc (Company Number 8776021);

(11)                          Constitution means the Articles of Association of the Company;

(12)                          Corporations Act means the UK Companies Act 2006;

(13)                          Director means a director of the Company;

(14)                          Dispose means, in relation to an Option or a Restricted Share, sell, transfer, grant an option over, create a Third Party Right in, deal or otherwise dispose of the Option or Restricted Share or any interest in them;

(15)                          Disposal means the sale, assignment, transfer or disposal by other means (including by way of joint venture) of an asset or any legal or equitable interest in any asset (in whole or in part), either in a single transaction or in a series of transactions, whether related or not and whether voluntary or involuntary;

(16)                          Distribution means a distribution by the Company to Shareholders in cash or kind whether by dividend, share buy-back, reduction of capital, winding up or otherwise;

(17)                          DS Holder has the meaning given in the Constitution;

(18)                          DS Interest has the meaning given in the Constitution;

(19)                          Eligible Person means a person whom the Board determines in accordance with rule 4.1 is eligible to participate in the Option Plan;

(20)                          Eligible Person’s Nominee means a Privileged Relation or a company or trustee of a trust nominated by the Eligible Person and approved by the Board;

(21)                          Employment Termination Date means:

(a)                                 where employment or consultancy ceases by virtue of notice given by the employer to the Optionholder, the date on which such notice expires;

(b)                                 where a contract is terminated by the employer and a payment is made in lieu of notice, the date on which the notice of termination is served; and

(c)                                  in any other case the date on which the contract of employment or consultancy is terminated;

(22)                          Equivalent Atlassian Australia Option has the meaning given in rule 4.5;

(23)                          Exercise Notice, means a notice substantially in the form of Schedule 3;

(24)                          Exercise Period means, in relation to an Option, the period commencing on the date on which the Option vests and ending on the Expiry Date;

(25)                          Exercise Price means in respect of an Option, subject to rule 12, the exercise price determined by the Board and included in the Offer giving rise to that option;

(26)                          Exit Date means each of:

(a)                                 the date on which the parties complete the sale and purchase of Shares under a Share Sale; and

(b)                                 the date first Distribution or other payment to Shareholders arising from a Disposal or realisation of the kind referred to in paragraph (b) of the definition of Exit Event;

(27)                          Exit Event means each of

(a)                                 a Share Sale; and

(b)                                 any other event or series of events that results in or allows a Disposal or realisation of all Shareholders’ interests in the Company and which the Board declares to be an Exit Event;

(28)                          Expiry Date means the date on which the Option lapses under rule 7.1;

(29)                          Issue Date means in respect of an Option, the date upon which the Option is issued to the Optionholder, as set out in the Option Certificate;

(30)                          Offer means an offer made to an Eligible Person by or on behalf of the Board to participate in the Plan;

(31)                          Option means an option over Restricted Shares issued under this Option Plan;

(32)                          Option Certificate means a certificate substantially in the form of Schedule 2;

(33)                          Option Plan means the Atlassian UK Employee Share Option Plan constituted by these Rules as amended from time to time;

(34)                          Option Value means, in relation to an Option, the value of the Restricted Share(s) that would be issued upon the exercise of the Option, as reasonably determined by the Board, less the Exercise Price of such Option;

(35)                          Optionholder means a person registered in the Company’s register of options as the holder of Options from time to time;

(36)                          Outstanding Option means an Option which has vested, has not been exercised and has not lapsed;

(37)                          Pre-Scheme Optionholders has the meaning given in rule 4.2;

(38)                          Pre-Scheme Options has the meaning given in rule 4.2;

(39)                          Privileged Relation means the spouse or child of an Eligible Person;

(40)                          Qualified Listing has the meaning given in the Constitution;

(41)                          Related Body Corporate means a “group undertaking” in relation to the Company within the meaning given in the Corporations Act;

(42)                          Restricted Shares means restricted shares in the capital of the Company;

(43)                          Rules means these terms and conditions, as amended from time to time;

(44)                          Schemes has the meaning given in rule 4.2;

(45)                          Securities means shares, debentures, stocks, bonds, notes, interests in a managed investment scheme, units, warrants, options, derivative instruments or any other securities.

(46)                          Series A Preference Shares means series A preference shares in the capital of the Company;

(47)                          Series B Preference Shares means series B preference shares in the capital of the Company;

(48)                          Share Sale means the sale or transfer of more than 70% of the Shares in the Company to an unaffiliated third party (i.e. not part of a corporate restructuring, reincorporation, compromise or arrangement under Part 26 of the Corporations Act or similar event);

(49)                          Shareholder means a person who is the registered holder of a Share;

(50)                          Shareholders Agreement has the meaning given in the Constitution;

(51)                          Shares means shares in the capital of the Company;

(52)                          Terms of Issue means the terms set out in an Offer and any variation or addition to those terms made pursuant to these Rules or by agreement between the Optionholder and the Company;

(53)                          Third Party Right means:

(a)                                 any third party interest, including a mortgage, charge, assignment by way of security, lien, pledge, hypothecation, title retention arrangement, preferential right or a trust arrangement;

(b)                                 any arrangement having a commercial effect equivalent to anything in (a); and

(c)                                  any agreement to create an interest described in (a) or an arrangement described in (b); and

(54)                          Unvested Options means Options which have been issued to an Optionholder but which have not yet vested.

2.                                      Interpretation

2.1                               In these terms and conditions, unless the context otherwise requires:

(1)                                 headings are for convenience only and do not affect the interpretation of these terms and conditions;

(2)                                 the singular includes the plural and vice versa;

(3)                                 the word person includes a firm, a body corporate, an unincorporated association or an authority;

(4)                                 a reference to any statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(5)                                 a reference to a document includes an amendment or supplement to, or replacement or novation of, that document;

(6)                                 a reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns;

(7)                                 an agreement, representation or warranty on the part of or in favour of two or more persons binds or is for the benefit of them jointly and severally;

(8)                                 if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(9)                                 a reference to a currency is a reference to Australian currency unless otherwise indicated; and

(10)                          a reference to time is a reference to the time in Sydney, Australia.

2.2                               Primary Instruments

(1)                                 These Rules are to be interpreted subject to all Applicable Laws.

(2)                                 If there is any inconsistency between:

(a)                                 the Rules and the Terms of Issue the Rules prevail to the extent of the inconsistency; and

(b)                                 the Terms of Issue and any other document (other than the Rules), communication or representation, the Terms of Issue prevail.

2.3                               Offers must not breach law

The following applies to the operation of this Option Plan:

(1)                                 an Offer may not be made to an Eligible Person;

(2)                                 Options may not be awarded under the Option Plan;

(3)                                 Options awarded under the Option Plan may not be dealt with by an Optionholder;

(4)                                 Options may not be exercised or Restricted Shares issued under the Option Plan,

if to do so would contravene any Applicable Laws.

3.                                      No Effect on Contract of Employment

3.1                               This Option Plan does not form any part of any contract of employment or consultancy between the Company and an Eligible Person unless expressly incorporated in the contract of employment.

3.2                               Nothing in this Option Plan:

(1)                                 confers on an Eligible Person any right to continue as an employee, consultant or director of the Company or a Related Body Corporate; or

(2)                                 affects the rights which the Company or a Related Body Corporate may have to terminate the employment, consultancy or office of an Eligible Person; or

(3)                                 may be used to increase any compensation or damages in any action brought against the Company or a Related Body Corporate in relation to the termination of employment, consultancy or removal from office of an Eligible Person.

3.3                               An invitation to participate in the Option Plan will be in respect of a single grant of Options and does not entitle an Eligible Person to participate in any subsequent grants.

4.                                      Option Entitlement

4.1                               The Board determines which employees, consultants or directors of the Company or of any Related Body Corporate may participate in the Option Plan (Eligible Persons).

4.2                               The Board may treat any holder of options granted under the Atlassian Employee Share Option Plan established by Atlassian Corporation Pty Ltd (ACN 122 325 777) (Atlassian Australia) as an Eligible Person (Pre-Scheme Optionholders). The provisions of rule 4.5 shall apply to the grant of any Options (Pre-Scheme Options) to Pre-Scheme Optionholders under the scheme of arrangement between the Company and the Pre-Scheme Optionholders pursuant to Part 5.1 of the Corporations Act 2001 (Cth) referred to in the scheme booklet prepared by Atlassian Australia and dated on or about 13 December 2013 (Schemes).

4.3                               The Board may make an Offer to an Eligible Person to apply for Options.

4.4                               An Offer will:

(1)                                 be in writing;

(2)                                 be subject to the Terms of Issue;

(3)                                 not be inconsistent with the Rules; and

(4)                                 be accompanied by an Application Form.

4.5                               Despite any other rule in this Option Plan, or any other terms and conditions governing Options (as contained in any other document or otherwise), Pre-Scheme Options:

(1)                                 are subject to the terms and conditions contained in this Option Plan;

(2)                                 are deemed to have the same grant date which applied to the relevant option in Atlassian Australia (Equivalent Atlassian Australia Option) that was cancelled, and in respect of which such Pre-Scheme Option was provided as consideration by the Company, when the Schemes became effective;

(3)                                 have the exercise price and expiry date set out in the relevant Scheme, such exercise price and expiry date being the same as applied to the Equivalent Atlassian Australia Option; and

(4)                                 are deemed to have the same vesting schedule (and any other terms governing vesting, including any terms permitting any acceleration of vesting) which applied to the Equivalent Atlassian Australia Option prior to the Schemes becoming effective, and any unvested Pre-Scheme Options will vest in accordance with such vesting schedule and terms.

4.6                               Options issued pursuant to the Option Plan may be

(1)                                 issued for nil consideration; or

(2)                                 issued for such other consideration as determined by the Board.

4.7                               Subject to rules 11 and 12, each Option entitles the Optionholder to subscribe for one Restricted Share at the Exercise Price.

4.8                               The Board will only issue an Offer with, or conditional upon, Shareholder approval, if such approval is required by Applicable Law.

5.                                      Acceptance of Offer

5.1                               To accept an Offer, an Eligible Person must sign and return to the Company a signed Application Form together with a signed copy of the Offer within 1 month of the date of the Offer or as determined by the Board.

5.2                               An Eligible Person may only apply for Options in his or her own name or in the name of the Eligible Person’s Nominee.

5.3                               On receipt of a signed Application Form complying with rule 5.1, the Company will:

(1)                                 grant the relevant number of Options to the Optionholder;

(2)                                 register the Optionholder in the Company’s register of Options; and

(3)                                 issue the Optionholder an Option Certificate.

5.4                               On accepting an Offer, the Optionholder is bound by the Rules and the Terms of Issue.

6.                                      No Disposal

6.1                               Subject to rule 6.2, unless the Board determines otherwise, an Optionholder must not Dispose of, or create or allow to exist any Third Party Right over, any Option granted under this Option Plan.

6.2                               An Optionholder may Dispose of any of its Options to:

(1)                                 a person who is an Eligible Person’s Nominee for the purposes of these Rules, provided that if the transferee ceases to be an Eligible Person’s Nominee it must, within 15 Business Days of so ceasing, transfer the Options held by it to the Optionholder or any other person who is an Eligible Person’s Nominee of the Optionholder;

(2)                                 a nominee or trustee for that Optionholder and any such nominee or trustee may transfer Options to any other nominee or trustee or to the beneficiary provided that no beneficial interest in the Options passes as a result of the transfer;

(3)                                 any person with the prior written consent of the Board;

(4)                                 any person with the prior written consent of the Shareholder Majority (as defined in the Constitution);

(5)                                 if the Optionholder is a natural person, to any member of that person’s family (other than to a person who is a minor) or to the trustee or trustees of a family trust set up for the benefit of that person’s family provided that a person acquiring Options pursuant to this rule is not entitled to transfer any Options except for a transfer to the person from whom the transferee acquired the Options.

6.3                               An Optionholder may Dispose of any of its Restricted Shares in accordance with the Constitution.

7.                                      Duration and lapsing of Options

7.1                               An Option lapses on the earliest to occur of the date:

(1)                                 specified in the Offer; or

(2)                                 on which a Cessation Event happens in relation to an Optionholder (provided that, if the Option has been acquired by a person under the process referred to in rule 6.2(3) (if such exclusion from this rule 7.1 has also been approved by the Board), only paragraph (e) of the definition of Cessation Event (see rule 1.1(6)) shall apply to that Option); or

(3)                                 on which the Option otherwise lapses under these Rules; or

(4)                                 on which any lapsing event specified in the Offer occurs; or

(5)                                 if no date is specified and the Option has not otherwise lapsed, 30 June 2017.

7.2                               Options lapse under rule 7.1 irrespective of whether they have vested.

7.3                               On the lapse of an Option the Optionholder must immediately return the Option Certificate to the Company for cancellation.

8.                                      Vesting of Options

8.1                               An Option may only be exercised once it has vested during the Exercise Period.

8.2                               An Offer may specify:

(1)                                 vesting dates; and/or

(2)                                 vesting pre-conditions; and/or

(3)                                 other vesting events.

8.3                               The Board may, in its discretion, determine or vary at any time:

(1)                                 vesting dates; and/or

(2)                                 vesting pre-conditions; and/or

(3)                                 other vesting events,

in respect of any Options.

8.4                               If vesting dates, vesting pre-conditions or other vesting events are specified under rule 8.2 or 8.3, the relevant Options vest on occurrence or satisfaction of the specified date, pre-condition and/or other event.

8.5                               If vesting dates, pre-conditions or other vesting events are not specified under rule 8.2 or 8.3, the following conditions apply to any Options offered to an Eligible Person.

(1)                                 Options acquired by an Eligible Person (or the Eligible Person’s Nominee) will only vest while the Eligible Person remains employed with the Company or any Related Body Corporate or continues to provide consulting services to the Company or any Related Body Corporate. Unless determined otherwise by the Board, the Options will vest and become exercisable by the Optionholder:

(a)                                 in respect of 25% of the Options held by the Optionholder, on the date which is 12 months after the Company makes an Offer to the Optionholder (unless otherwise determined by the Board); and

(b)                                 in respect of the remaining 75% of the Options held by the Optionholder, 1/36 on the last day of each calendar month of the 36 month period commencing on the date after the initial 25% of the Optionholder’s Options vest.

(2)                                 Unless determined otherwise by the Board, vesting of each portion of Options will occur on the last day of each month. If an Eligible Person only works for part of a month during the vesting period, no Options will vest in that month.

(3)                                 If, during the vesting period, an Eligible Person takes an unpaid leave of absence which is approved by the Company, such person’s Options will cease to vest for the duration of the leave period. If the leave period includes part of a month, no vesting will occur in that month. Vesting may continue during a period of leave, if the employee continues to be paid by the Company during the period of leave. If an Eligible Person is paid part of their salary during a period of leave, the Options will vest over the leave period pro rata to the proportion of the Eligible Person’s salary that is paid.

8.6                               If the Company expects an Exit Event to occur or an Exit Event not anticipated by the Company does occur, the Board will determine the extent to which any Unvested Options held by Eligible Persons or Eligible Person’s Nominees will be deemed to have vested. If Unvested Options held by Eligible Persons or Eligible Person’s Nominees are deemed to have vested, the Eligible Persons may choose to exercise those Options to acquire Restricted Shares.

9.                                      Exercise of Options

9.1                               An Optionholder may at any time during the Exercise Period exercise an Outstanding Option, by lodging with the Company at its registered office:

(1)                                 the relevant Option Certificate;

(2)                                 a duly completed and signed Exercise Notice; and

(3)                                 an amount equal to the Exercise Price in Australian dollars or US dollars (as applicable) multiplied by the number of Options being exercised, except that this rule 9.1(3) will not apply where the Company has approved a loan to the Optionholder to fund the Exercise Price.

10.                               Issue of Restricted Shares and new Option Certificate

10.1                        If an Optionholder exercises Options, the Company must (subject to rule 11):

(1)                                 issue the number of Restricted Shares which corresponds with the number of Options exercised; and

(2)                                 issue to the Optionholder a share certificate for those Restricted Shares.

10.2                        The Company may satisfy its obligation under rule 10.1 by procuring the creation, delivery or transfer to the Optionholder of depositary shares (and, if in certificated form, accompanying depositary receipts) representing the Restricted Shares which would otherwise be issued pursuant to rule 10.1. Any such depositary shares and/or receipts will be created and delivered in accordance with and subject to the terms of a deposit agreement to be entered into between the Company and a depositary chosen and appointed by the Company, on such terms as the Board in its absolute discretion considers to be appropriate, for the purposes of administering such a depositary programme. References in these rules to Restricted Shares or the issue of Restricted Shares shall consequently be read as including such depositary shares and/or receipts or the creation, delivery or transfer of such depositary shares and/or receipts as appropriate. Optionholders are deemed to consent to the Restricted Shares being held by the depositary in accordance with the terms of the deposit agreement.

11.                               Purchase of Options at Company’s Request

11.1                        The Company may, in its sole discretion, by written notice to an Optionholder, elect to purchase Options (whether vested or not) from the Optionholder prior to the Options being exercised.

11.2                        At any time after the exercise of Options but before the issue of Restricted Shares under rule 10, the Company may in lieu of issuing Restricted Shares, by written notice to the Optionholder, elect to make a payment to the Optionholder in accordance with rule 11.3.

11.3                        If the Company elects to purchase the Options held by an Optionholder pursuant to rule 11.1 or elects to apply rule 11.2, it must refund or pay (as the case may be) to the Optionholder:

(1)                                 any consideration received in respect of the Options under rule 4.5; and

(2)                                 an amount equal to the Option Value in respect of each of the Options for which notice is given to the Optionholder under rule 11.1 or rule 11.2.

11.4                        With effect from the date of notice served pursuant to rule 11.1 or rule 11.2, the Options in respect of which the notice has been served are cancelled.

12.                               Procedure on occurrence of Exit Event

12.1                        Upon the occurrence of an Exit Event, each Option shall either be (i) assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), or (ii) terminated in exchange for a payment of cash, securities and/or other property equal to the excess of the Fair Market Value of the portion of the Options that are vested and exercisable immediately prior to the consummation of the Exit Event over the per Exercise Price thereof.

For the purposes of this rule 12.1, “Fair Market Value” means, as of any date, the per share fair market value of a Restricted Share, as determined by the Board in good faith on such basis as it deems appropriate and applied consistently with respect to Optionholders.

12.2                        On or prior to an Exit Event, unless the Company purchases the relevant Options pursuant to rule 11, the Company must:

(1)                                 notify the Optionholder of the number of Options that will vest as a result of the Exit Event occurring;

(2)                                 make appropriate arrangements to ensure such Options and all other Outstanding Options (being vested Options) are able to be exercised on or prior to the Exit Date; and

(3)                                 use reasonable endeavours to ensure that the Shares issued as a result of the exercise of Options at or about the time of an Exit Event are accorded the same rights and receive the same benefits in relation to the Exit Event as pre-existing Shares.

12.3                        In respect of any Shares or DS Interests issued as a result of the exercise of Options at or about the time of an Exit Event (and such Exit Event is a Qualified Listing), the holder of those Shares or DS Interests must not transfer such Shares or DS Interests for a period of 180 days (or such shorter period as resolved by the Board in a manner permitted by the terms of the applicable underwriting agreement) after the Qualified Listing. The provisions in this clause 12.3 shall not prevent an Approved Depositary from transferring Shares to a DS Holder as part of the surrender of their DS Interest, provided that following such transfer the Shareholder will remain subject to the provisions of this clause 12.3.

12.4                        The restriction in clause 12.3 does not apply to Shares issued by the Company or Shares or DS Interests sold by a Shareholder pursuant to the Qualified Listing.

13.                               Capital changes

13.1                        An Optionholder may only participate in new issues of securities to holders of Shares if the Option has been exercised, if that is permitted by its terms, and the Shares are allotted in respect of the Option before the record date for determining entitlements to the issue.

14.                               Reconstruction of share capital

14.1                        If the Company’s shares are admitted for listing or trading on any stock exchange or stock market, in the event of a re-organisation of the share capital of the Company, the rights of an Optionholder will be changed to the extent necessary to comply with the rules of the stock exchange or stock market on which Shares are listed or traded applying to a re-organisation of capital at the time of the re-organisation.

14.2                        Without limiting rule 14.1, in any reconstruction Options shall be treated in the following manner:

(1)                                 in the event of a consolidation of the Shares, the number of Options shall be consolidated in the same ratio as the Shares and the Exercise Price shall be amended in the inverse proportion to that ratio;

(2)                                 in the event of a subdivision of the Shares, the number of Options shall be subdivided in the same ratio as the Shares and the Exercise Price shall be amended in inverse proportion to that ratio;

(3)                                 in the event of a return of capital, the number of Options must remain the same, and the Exercise Price must be reduced by the same amount as the amount returned in relation to each Share;

(4)                                 in the event of a reduction of capital by cancellation of paid up capital that is lost or not represented by available assets where no securities are cancelled, the number of Options and the Exercise Price must remain unaltered;

(5)                                 in the event of a pro rata cancellation of Shares, the number of Options shall be reduced in the same ratio as the Shares and the Exercise Price of each Option shall be amended in inverse proportion to that ratio; and

(6)                                 in the event of any other reconstruction of the issued capital of the Company, the number of Options or the Exercise Price of the Options or both, must be reorganised so that the Optionholder will not receive a benefit that the holders of Shares do not receive;

14.3                        In the event of a reconstruction of the capital in terms of this rule 14 the Company must give notice to Option holders of any adjustment to the number of Shares which the holder is entitled to subscribe for on exercise of an Option or to the Exercise Price per Share.

15.                               Ceasing Employment

15.1                        Unvested Options

If an Optionholder ceases to be employed by the Company or any of its Related Bodies Corporate or act as a consultant for the Company or any of its Related Bodies Corporate for any reason (including without limitation death or disability), all unvested Options granted to the Optionholder and/or to his or her Eligible Person Nominee will, unless determined by the Board in its absolute discretion, automatically lapse on the Employment Termination Date of that Optionholder.

15.2                        Vested Options

If an Optionholder ceases to be employed by the Company or any of its Related Bodies Corporate or act as a consultant for the Company or any of its Related Bodies Corporate then:

(1)                                 in the case of a Qualifying Leaver, vesting of the Optionholder’s Options ceases on the last day of the last full month of the Eligible Person’s employment or consultancy, as applicable, and, except as determined by the Board in its absolute discretion, all vested Options granted to the Optionholder and/or his or her Eligible Person Nominee must be exercised within 3 months of the Employment Termination Date and any vested Options which are unexercised or which the Optionholder has not made an election to exercise upon that date will automatically lapse; or

(2)                                 in the case of a Non-Qualifying Leaver, all unvested and vested Options granted to the Optionholder and/or his or her Eligible Person Nominee will automatically lapse on the Employment Termination Date.

15.3                        The Board must determine, in its absolute discretion, whether the Optionholder is to be categorised for the purposes of this rule 15 as either a “Qualifying Leaver” or “Non-Qualifying Leaver”. In making this determination, the Board must consider the following:

(1)                                 “Qualifying Leaver” will be an Optionholder who ceases to be employed by the Company or act as a consultant for the Company because they:

(a)                                 are incapacitated through illness;

(b)                                 die;

(c)                                  resign at normal retirement age (if applicable);

(d)                                 resign voluntarily at any time and comply with all applicable obligations in their terms of employment or consultancy, as applicable, with respect to such resignation, including in relation to notice to be given to the Company;

(e)                                  have their employment or consultancy terminated for a reason other than gross misconduct, fraud or conduct justifying summary dismissal; or

(f)                                   leave for any other reason the Board determines in its discretion;

(2)                                 “Non-Qualifying Leaver” will be an Optionholder who ceases to be employed by the Company or act as a consultant for the Company and is not a Qualifying Leaver.

15.4                        Unless determined otherwise by the Board, this rule 15 does not apply to any Option that has been acquired by a person under the process referred to in rule 6.2(3).

16.                               No Participation in New Issues

Outstanding Options do not carry the right to participate in any new issues of securities by the Company.

17.                               Pari Passu Ranking

17.1                        Restricted Shares allotted pursuant to an exercise of Options shall rank pari passu with the Restricted Shares of the Company then in issue in accordance with the Company’s Constitution.

17.2                        For the avoidance of doubt, in accordance with the Company’s Constitution, the a holding of Restricted Shares does not entitle the holder to receive a dividend.

18.                               Interest in Shares

18.1                        An Optionholder has no interest in Restricted Shares the subject of his or her Options until those Options are exercised and Restricted Shares allotted to the Optionholder.

18.2                        An Optionholder has no Shareholder voting or other rights with respect to any Options until the Restricted Shares the subject of those Options convert into Class A Ordinary Shares in accordance with the Company’s constitution.

19.                               Duties and Taxes

19.1                        The Optionholder is responsible for meeting any liability in respect of any duties or taxes which may become payable by an Optionholder in connection with the issue of Options or the issue of Restricted Shares pursuant to an exercise of Options or the conversion of Restricted Shares into Class A Ordinary Shares or any other dealing with the Options, Restricted Shares or Class A Ordinary Shares.

19.2                        If, on the occurrence of any of the events referred to in rule 19.1 above, the Company or any Related Body Corporate is required to account to the revenue authorities in any jurisdiction for any duties or taxes arising, the Optionholder agrees to reimburse such entity within 7 days of being notified by the Company of the amount of such liability.

20.                               No Assignment of Options

An Optionholder may not sell, transfer, mortgage, pledge, assign or otherwise encumber an Option except as allowed by this Option Plan.

21.                               Management of Option Plan

21.1                        Administration

The Option Plan will be administered by the Committee, which has absolute discretion and power to:

(1)                                 determine appropriate procedures and make regulations and guidelines for the administration and operation of the Option Plan which are consistent with these Rules;

(2)                                 exercise all powers and discretions vested in it under the Rules;

(3)                                 resolve conclusively all questions of fact or interpretation in connection with the Option Plan other than manifest error, including:

(a)                                 the number of Options to be granted to an Optionholder pursuant to an Offer;

(b)                                 the number of Options that vest to an Optionholder; and

(c)                                  the conditions of exercise of Options; and

(4)                                 terminate or suspend the operation of the Option Plan at any time provided that the termination or suspension will not unduly adversely affect the rights of Participants holding Options or Restricted Shares;

(5)                                 delegate such functions and powers as it may consider appropriate for the efficient administration of the Option Plan to any person or persons capable of performing those functions and exercising those powers;

(6)                                 take and rely upon professional expert advice in or in relation to, the exercise of any of its powers or discretions under these Rules; and

(7)                                 administer the Option Plan in accordance with the Rules as and to the extent provided in the Rules.

21.2                        Committee’s Absolute Discretion

Where these Rules provide for a determination, decision, declaration or approval of the Committee, such determination, decision, declaration or approval may be made or given by the Committee, unless otherwise stated, in its absolute discretion.

21.3                        Powers to be exercised by the Committee

Any power or discretion which is conferred on the Committee by these Rules may be exercised by the Committee in the interests, or for the benefit, of the Company and the Committee is not under any fiduciary or other obligation to any other person.

21.4                        Expenses of the Option Plan

Subject to rule 19, the costs and expenses of establishing, managing and administering the Option Plan will be borne by the Company.

22.                               Calculations

22.1                        Any calculations or adjustments which are required to be made by the Board or the Company for the purpose of the Options will, in the absence of manifest error, be final and conclusive and binding on the Optionholders.

22.2                        The Company must notify each Optionholder of any adjustments made to the Exercise Price or the number of Options within 10 Business Days after the date of the adjustment.

23.                               Replacement of Certificates

23.1                        If any Option Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced by the Company:

(1)                                 on payment by the claimant of the expenses incurred in connection with the replacement of the Option Certificate; and

(2)                                 on such terms as to evidence, indemnity and security as the Company may reasonably require.

23.2                        Mutilated or defaced Option Certificates must be surrendered before replacements will be issued.

24.                               Amendment of Terms and Conditions

The Option Plan may be amended from time to time by resolution of the Board subject to the requirements from time to time of the Corporations Act. Any such amendment however, must not adversely affect the rights of Optionholders in respect of granted Options prior to such amendment without the consent of those Optionholders, unless such amendment is required by, or necessitated by, an Applicable Law.

25.                               Inconsistency

To the extent that there is an inconsistency between this Option Plan and the Constitution, the Constitution prevails.

26.                               Notices

Any notice regarding the Options will be sent to the registered address of the Optionholder as recorded in the register of Options maintained by the Company.

27.                               Overseas Eligible Persons

The Company may, in its sole discretion:

(1)                                 make Offers to Eligible Persons who reside outside of the United Kingdom; and

(2)                                 make regulations for the operation of the Plan which are not inconsistent with these Rules to apply to Participants who reside outside of the United Kingdom.

28.                               Governing Laws

This Option Plan is governed by and shall be construed in accordance with the laws of England and Wales.

Schedule 1 - Application for Options

Atlassian Corporation Plc

Company Number 8776021

(Company)

The Board

Atlassian Corporation Plc (Company Number 8776021)

Name:

Full Address:

applies for                         Options under the Atlassian UK Employee Share Option Plan (Plan).

I request you to grant those Options.

I agree to accept the Options subject to:

(1)                                 the terms of the Plan;

(2)                                 the terms set out in the Offer dated [date]; and

(3)                                 the Constitution of the Company.

By making applications for Options, I acknowledge that the Company has advised me to seek independent legal and financial advice in relation to the Option Plan and that it is advisable that I obtain my own separate independent legal and financial advice in relation to the Option Plan.

Signature:

Date:

Schedule 2 - Option Certificate

Atlassian UK

Employee Share Option Plan

Option Certificate

Atlassian Corporation Plc (Company Number 8776021) hereby certifies that of

is the holder of                         Options, issued on

The Options are issued subject to the Company’s UK Employee Share Option Plan dated [date] (as amended from time to time) and the Letter of Offer to                                dated                        .

The Exercise Price for the Options is

The Expiry Date for the Options is

The Options are subject to the vesting dates and conditions (if any) contained in the Letter of Offer.

Executed by Atlassian Corporation Plc and
delivered as a deed on the date hereof:

Director/company secretary	Director

Name of director/company secretary	Name of director
(BLOCK LETTERS)	(BLOCK LETTERS)

DATE:

Schedule 3 - Option Exercise Notice

I,                                       (the “Optionholder”) being the registered holder of the Options specified below, elect to exercise those Options pursuant to rule 9 of the Atlassian UK Employee Share Option Plan.

Options being exercised:

Total number of Options being exercised

Exercise Price:

Exercise Price per Option

Total Exercise Price

Shareholder’s Details

Name and address of the Shareholder to be entered into the Share register:

Postcode

Name and address to which Share Certificates should be sent:

Postcode

Enclosed with this notice is the certificate for the Options referred to above together with the Total Exercise Price.

By signing this Option Exercise Notice, the Optionholder hereby acknowledges, confirms, represents and warrants to the Company as follows:

1.              Neither the Restricted Shares nor any depositary shares and/or receipts provided pursuant to paragraph 10.2 of the Atlassian UK Employee Share Option Plan (“Depositary Shares”) have been or will be registered under the US Securities Act of 1933 (the “US Securities Act”) or with any securities regulatory authority of any state, territory or other jurisdiction of the United States, and may not be offered or sold, directly or indirectly, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the US Securities Act and in compliance with any applicable securities laws of any state of the United States;

2.              The Optionholder is either (please check one):

☐                                    located outside the United States and (i) the offer of Restricted Shares and any Depositary Shares was made to the Optionholder, and at the time the Optionholder’s buy order was originated, the Optionholder was outside the United States (within the meaning of Regulation S under the US Securities Act (“Regulation S”)); and (ii) is not acquiring either the Restricted Shares or any

Depositary Shares as a result of any form of “directed selling efforts” (as defined in Regulation S); or

☐                                    located in the United States and (i) is an “accredited investor” (as defined in Rule 501(A) of Regulation D under the Securities Act); (ii) is not acquiring either the Restricted Shares and any Depositary Shares as a result of any form of general solicitation or general advertising (within the meaning of the Securities Act and Regulation D promulgated thereunder); (iii) acknowledges that the Restricted Shares and any Depositary Shares are ‘‘restricted securities’’ within the meaning of Rule 144(a)(3) under the Securities Act and that no representation is made as to the availability of the exemption provided by Rule 144 for resales of Restricted Shares or Depositary Shares; (iv) is aware that the Restricted Shares and any Depositary Shares are being offered in a transaction not involving any public offering in the United States; and (v) the Optionholder qualifies as an “accredited investor” under the category or categories checked below:

☐                                    A natural person with individual net worth (or joint net worth with spouse) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value (excluding the value of the primary residence of such natural person) over total liabilities (excluding the amount of indebtedness secured by the primary residence of such natural person up to such primary residence’s fair market value, except that if the amount of such indebtedness outstanding at the time of investment in the Restricted Shares and any Depositary Shares exceeds the amount outstanding 60 days before such time (the “additional indebtedness”), other than as a result of the acquisition of the primary residence, the amount of such additional indebtedness shall be included as a liability);

☐                                    A natural person with individual income(1) (without including any income of the Investor’s spouse) in excess of $200,000 in each of the two most recent years and who reasonably expects to reach the same income level in the current year, or whose joint income(2) exceeds $300,000 in each of the two most recent years and who reasonably expects to reach the same joint income level in the current year; or

☐                                    A director, executive officer (as defined in Regulation D under the Securities Act), or general partner (as defined in Regulation D) of the Company;

3.              The Optionholder is a sophisticated investor that is acquiring the Restricted Shares and any Depositary Shares with a full understanding of all of the terms, conditions, and risks thereof, and is capable of and willing to assume these risks;

(1)                                 For purposes of this item, “individual income” means adjusted gross income as reported for U.S. federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under §103 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited Company (as reported on Schedule E or Form 1040), (iii) any deduction claimed for depletion under Code §611 et seq., (iv) any deductions for alimony paid, (v) amounts contributed to an IRA or Keogh retirement plan and (vi) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Code §1202 prior to its repeal by the Tax Reform Act of 1986.

(2)                                 For purposes of this item, “joint income” is defined in the same manner as “individual income” except that income attributable to a spouse or property owned by a spouse is to be included.

4.              The Optionholder is acquiring the Restricted Shares and any Depositary Shares for its own account and not with a view to resale or other transfer in connection with any distribution of the Restricted Shares or Depositary Shares in any matter that would violate the US Securities Act; and

5.              The Company, its agents and representatives will rely upon the truth and accuracy of the acknowledgements, confirmations, representations and warranties set forth in this Option Exercise Notice.

I agreed to be bound by the provisions of the constitution of Atlassian Corporation Plc (Company Number 8776021).

Signed by the Optionholder:

Date: